Exhibit 3.165

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT BILLING SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “AMERICA GROUP OFFICES, LLC” TO “LIFEPOINT BILLING SERVICES, LLC”, FILED THE THIRD DAY OF JUNE, A.D. 2005, AT 1:25 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LIFEPOINT BILLING SERVICES, LLC”.

2980123 8100H	/s/ Jeffrey W. Bullock

110292712 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620192 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/15/1998
981485639 — 2980123
CERTIFICATE OF FORMATION
OF
AMERICA GROUP OFFICES, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is America Group Offices, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road. Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 15, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020042009 — 2980123
CERTIFICATE OF AMENDMENT
OF
     America Group Offices, LLC
     1. The name of the limited liability company is
          America Group Offices, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of America Group Offices, LLC this 15 day of January, 2002.

America Group Offices, LLC
/s/ William F. Carpenter III
William F. Carpenter III
Title	Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:34 PM 06/03/2005
FILED 01:25 PM 06/03/2005
SRV 050466165 — 2980123 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
AMERICA GROUP OFFICES, LLC
America Group Offices, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     FIRST: The name of the limited liability company is America Group Offices, LLC.
     SECOND: The certificate of formation of the Company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:
          “FIRST: The name of the limited liability company is LifePoint Billing Services, LLC.”
Executed on this 2nd day of June, 2005.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Manager